UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):	March 11, 2014

SBT Bancorp, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Connecticut
(State or Other Jurisdiction of Incorporation)

000-51832	20-4343972
(Commission File Number)	(IRS Employer Identification No.)

86 Hopmeadow Street, P.O. Box 248, Simsbury, CT	06070
(Address of Principal Executive Offices)	(Zip Code)

(860) 408-5493
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On March 11, 2014, SBT Bancorp, Inc.’s primary operating subsidiary, The Simsbury Bank & Trust Company, Inc. (the “Bank”), entered into both a Change in Control Severance Agreement (the “CIC Severance Agreement”) and a Supplemental Executive Retirement Agreement (the “SERP Agreement”) with Richard J. Sudol, the Bank’s Senior Vice President and Chief Financial Officer (the “Executive Officer”).

CIC Severance Agreement

In the event Mr. Sudol is terminated by the Bank without Cause (as defined in the CIC Severance Agreement) or he resigns for Good Reason (as defined in the CIC Severance Agreement) (i) upon a Change in Control (as defined in the CIC Severance Agreement) or (ii) during the remainder of the month in which a Change in Control occurs and 12 months thereafter, Mr. Sudol will be entitled to, among other benefits, the following:  (1) a lump sum payment equal to two times the sum of (a) the greater of his annual base salary in effect immediately prior to the Change in Control or his annual base salary in effect at the time a notice of termination is given and (b) the greater of his annual target bonus for the year in which the Change in Control occurs or, if such target bonus has not yet been determined, his annual bonus for the year immediately preceding the year in which the Change in Control occurs; (2) accelerated vesting of his stock options, restricted stock and any other performance related incentive compensation awards; and (3) 24 months of health insurance benefits on the same terms as were provided prior to termination of employment.  The CIC Severance Agreement is in effect through December 31, 2014, and commencing on January 1, 2015 and for each January 1 thereafter, the CIC Severance Agreement is automatically extended for one additional year unless the Bank or the Executive Officer gives notice to the other party no later than September 30th of the preceding year that the CIC Severance Agreement will not be extended.

SERP Agreement

The SERP Agreement is an unfunded, non-qualified supplemental retirement program for Mr. Sudol and provides for supplemental retirement benefits payable in installments over 15 years upon his attainment of normal retirement age of 65.  Under the SERP Agreement, the projected retirement benefit for Mr. Sudol, assuming he has been employed by the Bank for at least ten years and remains employed by the Bank until normal retirement age of 65, is $20,000 per year, with such payments beginning on the first day of the month after he turns 65 years old.  The retirement benefits vest in 10% increments for each of the first ten years that Mr. Sudol is employed by the Bank and are capped at the aforementioned $20,000 per year.  The SERP Agreement also contains restrictive covenants that may result in Mr. Sudol forfeiting all accrued benefits should he be terminated for cause, be removed by regulatory order, or accept employment with a competing financial institution during the term of the SERP Agreement and within 12 months following his termination of employment with the Bank.

The foregoing descriptions of the CIC Severance Agreement and the SERP Agreement are not complete and are qualified in their entirety by reference to the full text of the CIC Severance Agreement and the SERP Agreement, which are filed as Exhibits 10.1 and 10.2, respectively, to this Current Report on Form 8-K and which are incorporated by reference herein.

Item 9.01  Financial Statements and Exhibits.

(d)           Exhibits

Exhibit No.	Description of Exhibit

10.1	Change in Control Severance Agreement, dated as of March 11, 2014, by and between The Simsbury Bank & Trust Company, Inc. and Richard J. Sudol.

10.2	Supplemental Executive Retirement Agreement, adopted as of March 11, 2014, by and between The Simsbury Bank & Trust Company, Inc. and Richard J. Sudol.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

SBT BANCORP, INC.

By:	/s/ Martin J. Geitz
Name:	Martin J. Geitz
Title:	President and Chief Executive Officer

Dated:  March 12, 2014

Exhibit Index

Exhibit No.	Description of Exhibit

10.1	Change in Control Severance Agreement, dated as of March 11, 2014, by and between The Simsbury Bank & Trust Company, Inc. and Richard J. Sudol.

10.2	Supplemental Executive Retirement Agreement, adopted as of March 11, 2014, by and between The Simsbury Bank & Trust Company, Inc. and Richard J. Sudol.